UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2019
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2019, Comstock Mining Inc. (the “Company” or “Comstock”) entered into a Mercury Remediation Pilot, Investment and Joint Venture Agreement (the “Agreement”) with Mercury Clean Up LLC (“MCU”).

Pursuant to the Agreement, Comstock committed $2 million of capital contributions to MCU, with $350,000 payable on or before July 1, 2019, $150,000 payable no later than July 31, 2019, $250,000 payable no later than August 30, 2019, $250,000 payable no later than September 29, 2019 and $150,000 payable no later than October 29, 2019 and the remaining $850,000 to be paid to MCU in shares of restricted stock of Comstock to be sold to fund working capital needs of MCU starting in the seventh month after the Agreement. If there is insufficient working capital to fund the plans of MCU and Comstock, Comstock will fund MCU up to $100,000 per month, starting in the seventh month after the Agreement, as required based upon the mutually agreed upon capital plan. This additional funding applies directly, dollar for dollar, towards Comstock’s investments commitments.

Comstock’s investment entitled it to 15% of the fully-diluted equity ownership of MCU for the purchase price of $2,000,000 and entitled Comstock to 50% of the equity of the Joint Venture.

MCU will deliver mercury recovery units on the Company’s properties and plans to work during the 18-month pilot period toward the goal of building capacity to process approximately five to twenty-five tons of ore and sediment per hour, depending on the final approved pilot design.

Based on the results of the pilot showing economic viability, commencing after the completion Comstock has the rights to coordinate an additional $3,000,000 in financing for the Joint Venture and MCU plans to contribute the 25-ton-per-hour system, based on an agreed upon capital plan (equipment and working capital uses) and a time-specific project schedule, including the timing of the capital needs. Such financing shall entitle Comstock to acquire an additional 10% of the fully-diluted equity interests of MCU.

The foregoing summary of the terms of the Agreenent is not intended to be exhaustive and is qualified in its entirety by the terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of the press release announcing the transactions contemplated by the Agreement is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	MCU Agreement
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.
Date: June 28, 2019	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman, President and Chief Executive Officer